SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CAMCO FINANCIAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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2)	Form, Schedule or Registration Statement No.:

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4)	Date Filed:

CAMCO FINANCIAL CORPORATION
6901 Glenn Highway
Cambridge, Ohio 43725

URGENT REMINDER – YOUR VOTE IS VERY IMPORTANT
October 20, 2008
Dear Stockholder:
You have previously received proxy materials in connection with the special meeting of stockholders of Camco Financial Corporation to be held on Thursday, November 6, 2008 and according to our latest records, your PROXY VOTE for this meeting STILL HAS NOT BEEN RECEIVED.
Camco Financial is asking stockholders to vote on Proposal 1: To adopt an Agreement and Plan of Merger dated May 7, 2008, by and between First Place Financial Corp. and Camco Financial Corporation, and Proposal 2: To approve an adjournment of the special meeting to a later date, if necessary. Please reference the proxy materials previously mailed to you for additional information.
Since the required vote to approve Proposal 1 is an affirmative vote of a majority of all shares outstanding and eligible to vote as of October 3, 2008. If you do not vote with respect to Proposal 1, it will have the effect of a vote AGAINST the Agreement and Plan of Merger. Therefore, we would appreciate your immediate attention to the enclosed information.
Regardless of the number of shares you own, it is important that they be represented at the special stockholders’ meeting. Your vote matters to us and we need your support.
We strongly encourage you to vote your shares today. Voting is easy. You may utilize one of the options below to ensure that your vote is promptly recorded in time for the special stockholders’ meeting:
•	VOTE BY TOUCHTONE PHONE: You may cast your vote by calling the Toll-free number on the enclosed proxy voting form. Use your control number located on your proxy card to cast your ballot.

•	VOTE THROUGH THE INTERNET: You may cast your vote by logging into the Internet address located on the enclosed proxy voting form at www.proxyvote.com and following the instructions on the website to cast your vote.

•	VOTE BY MAIL: You may cast your vote by mail by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.
YOUR PARTICIPATION IS IMPORTANT – PLEASE VOTE TODAY!
If you have any questions relating to the special stockholders meeting or assistance in voting your shares, you may call our proxy specialist, The Altman Group Toll-free at 800-314-9816 between the hours of 9:00 a.m. and 11:00 p.m. Monday through Friday Eastern Time.
Thank you in advance for your support.

IF YOU HAVE RECENTLY MAILED YOUR PROXY,
PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.